                                                                    Exhibit 4.11


            RULES OF THE LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC
                         EXECUTIVE SHARE OPTION SCHEME

                  THE LEARMONTH & BURCHETT MANAGEMENT SYSTEMS
                  -------------------------------------------

                         EXECUTIVE SHARE OPTION SCHEME
                         -----------------------------

                           (incorporating amendments
                            made on 12th April 1995,
                       25th April 1995 and 1st May 1995)

                                     INDEX
                                     -----

                                                                            Page
                                                                            ----


Clause 1    Definitions and Interpretation

                                     Part A
                                     ------

Clause 2    Grant of Type A Options

Clause 3    Limits

Clause 4    Exercise of Type A Options

Clause 5    Takeover, Reconstruction and Winding-up

Clause 6    Variation of Capital

Clause 7    Alterations

Clause 8    Miscellaneous

                                     Part B
                                     ------

Clause 9    Grant of Type B Options

Clause 10   Limits

Clause 11   Exercise of Type B Options

Clause 12   Takeover, Reconstruction and Winding-up

Clause 13   Variation of Capital

Clause 14   Alterations

Clause 15   Miscellaneous

                  THE LEARMONTH & BURCHETT MANAGEMENT SYSTEMS
                         EXECUTIVE SHARE OPTION SCHEME
                         -----------------------------
                                  (as amended)

     1.  Definitions and Interpretations
         -------------------------------

     (1) In this Scheme, unless the context otherwise requires:-

          (a) "Approved Scheme" means the Scheme (other than Part B) and any other share option scheme of the Company (or any associated company of the Company) approved by the Board of the Inland Revenue under Schedule 9;

          (b) "the Board" means the board of directors of the Company or a committee appointed by such board of directors;

          (c) "the Company" means Learmonth & Burchett Management Systems Plc (registered in England No. 1294569);

          (d) "Date of Listing" means the date on which permission was first granted for the Shares to be traded on the Unlisted Securities Market, being 24th June 1987;

          (e) "Executive" means a full-time director or qualifying employee of a Participating Company;

          (f) "the Grant Date" in relation to an Option means the date on which the option was or is treated as having been granted;

          (g)  "Option" means a right to acquire Shares under the Scheme;

          (h) "Participant" means a person who has subsisting rights under an Option or the personal representatives of a person who had such subsisting rights immediately prior to his death;

          (i) "Participating Company" means the Company and any Subsidiary to which the Board has resolved that the Scheme shall for the time being extend;

          (j) "Relevant Securities Market" means the Unlisted Securities Market and/or such other stock exchange or securities market on which the ordinary shares of the Company are then listed, quoted or dealt in;

          (k) "Schedule 9" means Schedule 9 to the Income and Corporation Taxes Act 1988;

          (l) "the Scheme" means the Learmonth & Burchett Management Systems Executive Share Option Scheme as herein set out but subject to any alterations or additions made under Clauses 7 and 14 below;

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                                      -2-

          (m) "Share" means an ordinary share in the capital of the Company which satisfies the conditions set out in paragraphs 10 to 14 inclusive of Schedule 9;

          (n) "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of section 840 of the Income and Corporation Taxes Act 1988;

          (o) "Super-Option" means an option to subscribe for Shares which may not, except in limited circumstances, be exercised within five years of the Grant Date and which is except in limited circumstances subject to exercise conditions requiring either top quarter financial performance by the Company or performance which the Board considers is equivalent thereto;

          (p) "Type A Option" means an Option which is designated as such and is granted subject to the provisions of Part A of the Scheme;

          (q) "Type B Option" means an Option which is designated as such and is granted subject to the provisions of Part B of the Scheme;

          and expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

     (2)  For the purposes of sub-clause (1)(e) above:-

          (a) a person shall be treated as a full-time director of a company if he is obliged to devote the whole or substantially the whole of his working time, and in any event not less than 25 hours a week to the performance of the duties of his office or employment with the company (or with the company and any other company which is a Participating Company);

          (b) a qualifying employee, in relation go a company, is an employee of the company (other than one who is a director of a Participating Company) who is required, under the terms of his employment, to work for the company (or for the company and any other company which is a Participating Company) for the whole or substantially the whole of his working time and in any event for at least 20 hours a week.

     (3) Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

     (4) Any reference in the Scheme to the masculine includes a reference to the feminine.

                                     Part A
                                     ------

              (As approved by the Inland Revenue under Schedule 9)

     2.   Grant of Type A Options
          -----------------------

     (1) Subject to sub-clauses (2), (6) and (7) below and to Clause 3 below, the board may at any time prior to the tenth anniversary of the Date of Listing grant Type A Options to any Executive.

     (2)  Type A Options may only be granted under the Scheme:

          (a) within the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half yearly or quarterly results; or

          (b) within the period of 3 weeks immediately following the extraordinary general meeting of the shareholders of the Company held on 12th April 1995.

     (3) There shall be no monetary consideration for the grant of any Type A Option, and accordingly any such Option shall be granted by way of a certificate executed by the Company as a deed.

     (4)  Each such certificate shall:-

          (a)  specify the number of Shares which are subject to the Option;

          (b) specify the price at which any Share may be acquired by the exercise of the Option which shall be determined by the Board but shall be not less than the higher of:

               (i) the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of a Share as agreed in advance for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue, on the Grant Date; and

               (ii) the nominal value of a Share;

          (c)  specify the Grant Date;

          (d)  specify that it is a Type A Option;

          (e)  specify whether the Option is granted as a Super-Option;

          (f) specify the objective exercise conditions applicable to the Option;

          (g)  refer the Executive to all the provisions of the Scheme; and

          (h) subject as aforesaid, be given in such form and manner as the Board may from time to time prescribe.

     (5) No conditions imposed on the grant of any Type A Option pursuant to sub-clause (4) above may subsequently be waived or varied unless the board, in its reasonable opinion, considers that such conditions are no longer a fair measure of the performance of the Participant and only then in a manner of which, in the reasonable opinion of the Board;

          (a) would cause such conditions to be a fairer measure of the performance of the Participant; and

          (b) would not cause such conditions to be more difficult to satisfy than the original conditions were when the same were first set.

     (6) No Type A Option shall be granted if such grant would contravene the rules of any Relevant Securities Market or the provisions of any applicable regulation or enactment.

     (7)  No Type A Option shall be granted to an Executive;

          (a) who is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9; or

          (b) who is within the 2 years (or, in the case of Super-Options, the 4 years) immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment.

     (8) Subject to Clause 4(4) below, a Type A Option granted under the Scheme to any person shall not be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudicated bankrupt.

     (9) Any Executive to whom a Type A Option is granted may by notice in writing to the Secretary of the company within 14 days of the Grant Date disclaim in whole or in part his rights thereunder, and in such case the Option shall pro tanto be deemed never to have been granted hereunder. No consideration shall be payable for any such disclaimer.

     3.   Limits
          ------

     (1) The number of Shares over which Type A Options may be granted under the Scheme (other than Super-Options) on any day shall not, when added to the aggregate of:-

          (a) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of Options granted under the Scheme (other than Super-Options) in the period of 10 years immediately preceding that day; and

          (b) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options (other than Super-Options) granted in that period under any other executive share option scheme adopted by the Company;

          exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

     (2) The number of Shares over which Type A Options may be granted under the Scheme on any day shall not, when added to the aggregate of:-

          (a) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of Options granted under the Scheme (including Type B Options) in the period of 10 years immediately preceding that day, and

          (b) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options granted in that period, or shall have been issued in that period otherwise than on the exercise of options, under any other employees' share scheme adopted by the Company;

          exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

     (3) The aggregate number of Shares over which Options may be granted under the Scheme from and including 12th April 1995 shall not exceed 5,000,000 (subject to any adjustments pursuant to clause 6(2)(e)).

     (4) No Type A Option shall be granted under the Scheme to any person on any day if such grant would have the result that the aggregate market value of Shares the subject of all Options granted to that person under the Scheme, when added to the aggregate market value of Shares the subject of any other options granted to that person under any other share option scheme (other than an SAYE scheme) of the Company, in each case within the 10 years preceding that date, and including (for the avoidance of doubt) any Shares the subject of options which have lapsed (for whatever reason), but excluding any Shares the subject of options which:

          (i)  have been exercised; or

          (ii) are or were Super-Options;

          would exceed an amount equal to four times his relevant annual emoluments as at that day.

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                                      -7-

     (5) No Type A Option shall be granted as a Super-Option under the Scheme to any person if such grant would have the result that the aggregate market value of Shares the subject of all Options granted to that person under the Scheme case when added to the market value of any Shares put under option under any other share option scheme (other than an SAYE scheme) of the Company, in each within the ten years preceding that day, and, including (for the avoidance of doubt) any Shares the subject of options which have lapsed (for whatever reason), would exceed an amount equal to eight times his relevant annual emoluments as at that day.

     (6) For the purposes of sub-clauses (1), (2), (4) and (5) above, no account shall be taken of any Shares issued or remaining issuable pursuant to options which were granted under any share option scheme of the Company prior to the Date of Listing or of any options to be satisfied by the transfer of existing Shares.

     (7) Notwithstanding sub-clauses (4) and (5) above, no person shall be granted Type A Options under the Scheme which would, at the time they are granted, cause the aggregate market value of the Shares which he may acquire in pursuance of options granted under the Scheme (other than Type B Options) or under any other Approved Scheme (and not exercised) to exceed or further exceed the highest of:-

          (a)  (Pounds)100,000;

          (b) subject to sub-clause (9) below, four times the amount of the relevant emoluments for the current or preceding year of assessment (whichever of those years gives the greater amount); and

          (c)  the maximum amount for the time being permitted under Schedule 9.

     (8)  For the purpose of sub-clauses (4) to (7) above:-

          (a) relevant emoluments are such of the emoluments of the office or employment by virtue of which the person in question is eligible to participate in the Scheme and of any other office or employment held by him with the Company and any other Participating Company as are liable to be paid under deduction of tax pursuant to section 203 of the Taxes Act (pay-as you-earn), after deducting from them amounts included by virtue of Chapter II of Part V of the Taxes Act 1988;

          (b) relevant annual emoluments of any person as at any day are the higher of such relevant emoluments as would be payable to him in respect of a full year's service (calculated at the rate at which relevant emoluments are then payable to him) and the relevant emoluments paid to him in the period of 12 months immediately preceding that day; and

          (c) the market value of Shares shall be calculated as at the time when the option relating to those Shares was granted or, in a case where an agreement relating to them has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement.

     (9) In the event that an Executive does not at any time have any relevant emoluments for the preceding year of assessment, sub-clause (7) above shall apply at that time with the following paragraph substituted for paragraph (b):-

          "(b) four times the amount of the relevant emoluments for the period of twelve months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments."


     4.   Exercise of Type A Options
          --------------------------

     (1) The exercise of any Type A Option shall be effected by a notice which shall:-

          (a) specify the number of Shares in respect of which the Option is exercised in accordance with sub-clause (2) below, and

          (b) be accompanied by payment to the Company of an amount equal to the price at which the number of Shares so specified may be acquired by the exercise of the Option, and

          (c) unless the Board otherwise permits, be accompanied by the certificate issued in respect of the Option, and

          (d) subject as aforesaid, be given in such form and manner as the Board may from time to time prescribe.

1. Rule 4(2) shall be amended in respect of Options granted after the date when the Board of Inland Revenue approves this amendment so that it reads as follows:

     "(2) Subject to sub-clauses (4) and (7) below and to Clause 5 below, a notice exercising a Type A Option may not be given before the vesting date(s) specified in the certificate issued in respect of the Option."

          exercising a Type A Option may not be given unless the objective exercise conditions relating to that Option have been satisfied.

     (4)  (a)  If any Participant ceases to be an Executive by reason of:

               (i)  injury;

               (ii)  disability;

               (iii)  redundancy (within the meaning of the Employment
                    Protection (Consolidation) Act 1978); or

               (iv)  retirement;

               the Participant shall, subject always to sub-clause (3), be entitled to exercise a percentage of each Type A Option then held by him calculated as follows:

               (i) where the cessation occurs within 2 years of the Grant Date, nil;

               (ii) where the cessation occurs thereafter, 40 per cent, plus an additional 5 per cent for each 3 months which has elapsed between the second anniversary of the Grant Date and the date of such cessation,

               provided that any notice exercising a Type A Option in such circumstances must (if at all) be given within 6 months of his ceasing to be an Executive, or if later, 42 months after the Grant Date (in the case of a Type A Option granted other than as a Super-Option) and 66 months after the Grant Date (in the case of a Type A Option granted as a Super-Option) and all other Type A Options then held by him shall lapse.

     (4) (b) If any Participant ceases to be an Executive for any reason other than one of those set out in sub-clause 4(a) above, all Type A Options then held by him shall lapse, except insofar as the Board (in its absolute discretion) shall approve otherwise. If the Board does give such approval, then subject always to sub-clause
               (3), the Participant shall be entitled to exercise such of his Type A Options as the Board shall have approved, provided that any notice exercising a Type A option in such circumstances must (if at all) be given within 6 months of his ceasing to be an Executive, or if later, 42 months after the Grant Date (in the case of a Type A Option granted other than as a Super-Option) and 66 months after the Grant Date (in the case of a Type A Option granted as a Super-option).

     (5) A Participant shall not be treated for the purposes of sub-clause (4) above as ceasing to be an Executive until he ceases to be a full-time director or qualifying employee of the Company or any Subsidiary, and a Participant (being a woman) who ceases to be an Executive by reason of pregnancy or confinement and who exercises her right to return to work under section 45 of the Employment Protection (Consolidation) Act 1978 (or any similar right under the law governing her employment contract) before exercising an option under the Scheme shall be treated for those purposes as not having ceased to be an Executive.

     (6) Notwithstanding any other provision of the Scheme, a notice exercising a Type A option granted under the Scheme may not be given later than 10 years after the Grant Date.

     (7) A Participant shall not be eligible to give a notice exercising a Type A option under the Scheme at any time:-

          (a) unless, subject to sub-clause (4) above, he is at that time an Executive, and

          (b) if he is not at that time eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9.

     (8) Subject to sub-clause (10) below, within 30 days after a notice exercising a Type A Option under the Scheme has been received by the Company the Board on behalf of the Company shall allot to the Participant or procure the transfer to him of the number of Shares specified in the notice.

     (9) As soon as reasonably practicable after allotting any Shares under the Scheme, the Board on behalf of the Company shall:-

          (a) issue to the participant a definitive share certificate in respect of the Shares so allotted,

          (b) apply for such Shares to be admitted to listing, quotation or dealing (as the case may be) on any Relevant Securities Market, and

          (c) if the Option remains partially unexercised, either amend the certificate issued to the Participant pursuant to Clause 2(4) above so as to indicate the number of Shares in respect of which the Option may still be exercised, or issue to him a new certificate which shall contain all the information which would have been contained in such an amended certificate.

     (10) All Shares allotted or transferred pursuant to the exercise of a Type A Option shall:-

          (a) rank pari passu in all respects with the Shares for the time being in issue (save, in the case of allotted shares, as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise), and

          (b)  satisfy the requirements of paragraphs 10 to 14 of Schedule 9.

     5.   Takeover, Reconstruction and Winding-up
          ---------------------------------------

     (1) If any person obtains control Of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making an Offer to acquire Shares, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-clauses (4) and (6) of Clause 4 above, a notice exercising an option granted under the Scheme may be given within one month (or such longer period as the Board may permit) of such notification.

     (2) For the purposes of sub-clause (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

     (3) If any person becomes bound or entitled to acquire Shares under sections 428 to 43OF of the Companies Act 1985, or if under section 425 of that Act the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and, in relation to any Type A Option granted under the Scheme:-

          (a) subject to sub-clauses (4) and (6) of Clause 4 above, a notice exercising the Option may be given within one month of such notification, but

          (b) if no such notice is given within that period, the Option shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.

     (4)  If any company ("the acquiring company"):-

          (a)  obtains control of the Company as a result of making -

               (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

               (ii) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of Type A Options granted under the Scheme, or

          (b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985, or

          (c) becomes bound or entitled to acquire shares in the Company under Sections 428 to 43OF of that Act,

          any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15 of
          Schedule 9), by agreement with the acquiring company, release any Type A Option granted under the Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which is equivalent to the old option but relates to shares in a different company falling within paragraph (b) or (c) of paragraph 10 of Schedule 9.

     (5)  The new option shall not be regarded for the purposes of sub-clause
          (4) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:-

          (a) the new option were an option granted under the Scheme at the same time as the old option;

          (b) the references to "the Company", "the Board" and "Shares" in Clauses 4(1), 4(8), 4(9), 4(11), 5, 6 and 8(1) were references to the different company mentioned in sub-clause (4) above, the Board of the different company, and an ordinary share in the capital of the different company respectively.

     (6) In the event that any acquiring company obtains control of the Company, or becomes bound or entitled to acquire shares in the Company, in circumstances falling within sub-clauses 5(4)(a) to (c) above:

          (a) sub-clause 4(2) as set out herein shall cease to apply to any Type A Option then held by a Participant and shall be replaced as follows:

                    "Without prejudice to Clause 5 but subject always to sub-clauses 4(4) and 4(7), a Type A Option may be exercised in part as follows:

                    (i) as to 40 per cent, at any time after the second anniversary of the Grant Date; and

                    (ii) as to a further 5 per cent, at the end of each quarter following the second anniversary of the Grant Date to the intent that the Type A Option shall be exerciseable in full on the fifth anniversary of the Grant Date"
                    or at such other times and/or in such other proportions as the Board (acting fairly and reasonably) may determine; and

          (b)  sub-clause 4(3) shall cease to apply.


     6.   Variation of Capital
          --------------------

     (1) In the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue, or sub-division, consolidation or reduction, the Board may make such adjustments as it considers appropriate under sub-clause (2) below.

     (2) An adjustment made under this sub-clause shall be to one or more of the following:-

          (a) the number of Shares in respect of which any Type A Option granted under the Scheme may be exercised;

          (b) the price at which Shares may be acquired by the exercise of any such option;

          (c) subject to sub-clause (5) below, any other term of any such Option;

          (d) where any such Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired; or

          (e) the maximum aggregate number of Shares over which Options may be granted pursuant to Clause 3(3).

     (3) Except in the case of a capitalisation issue, no adjustment under sub-clause (2) above shall be made without the prior confirmation in writing by the auditors for the time being of the Company that it is in their opinion fair and reasonable.

     (4) Art adjustment under sub-clause (2) above may have the effect of reducing the price at which each Share may be acquired by the exercise of a Type A Option to less than the nominal value of such Share, but only if and to the extent that the Board shall be authorised by the members of the Company to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of each Share in respect of which the Option is exercised and which is to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such Share; and so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

     (5) No adjustment shall be made under paragraph (c) of sub-clause (2) above without the prior approval of the Inland Revenue.

     (6) As soon as reasonably practicable after making any adjustment under sub-clause (2) above, the Board shall give notice in writing thereof to any Participant affected thereby.

     7.   Alterations
          -----------

     (1) Subject to sub-clauses (2) and (4) below, the Board may at any time alter or add to all or any of the provisions of the Scheme (other than Part B), or the terms of any Type A Option granted under it, in any respect (having regard to the fact that, if such an alteration or addition is made at a time when the Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration or addition).

     (2) No alteration or addition shall be made under sub-clause (1) above to the provisions of Clauses 1, 2(1), 2(2), 2(3), 2(4)(b), 2(5), 3, 4(2)
          4(3), 4(4), 4(5), 4(6), 4(10), 5, 6(1), 6(2), 6(3) and 6(5) above, or of this Clause, without the prior approval by ordinary resolution of the members of the Company in general meeting.

     (3) Sub-clause (2) above shall not apply to any alteration or addition which:-

          (a) is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 9 or any other enactment, or to comply with or take account of the provisions of any proposed or existing legislation, or to take account of the occurrence of any of the events mentioned in Clause 5 above, or to obtain or maintain favourable taxation treatment of any Participating Company or any Participant under the laws of any relevant jurisdiction, and

          (b)  does not affect the basic principles of the Scheme.

     (4) No alteration or addition to any of the provisions of the Scheme may materially affect any Option granted prior to the date on which such amendment takes effect.

     8.   Miscellaneous
          -------------

     (1) The Company shall at all times keep available such number of authorised but unissued Shares as the Board may consider sufficient for the purposes of the Scheme.

     (2) The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary shall not be affected by his participation in the Scheme or any right which he may have to participate therein and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Scheme as a result of such termination.

     (3) The Board may from time to time vary such rules and regulations not inconsistent herewith and establish such procedures and trusts and trust Companies for administration and implementation of the Scheme as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Board shall be final and binding upon all persons.

     (4) In any matter in which they are required to act under the Scheme, the auditors of the Company shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950 to 1979 shall not apply hereto.

     (5) It is hereby certified that the grant of any option under the Scheme shall not constitute a transaction forming part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds (Pounds)30,000.

     (6) Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or a Subsidiary, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

                                     PART B
                                     ------

                 (No Inland Revenue Approval under Schedule 9)

     9.   Grant of Type B Options
          -----------------------

     (1) Subject to sub-clauses (2), (6) and (7) below and to Clause 10 below, the Board may at any time prior to the tenth anniversary of the Date of Listing grant Type B Options to any Executive.

     (2)  Type B options may only be granted under the Scheme:

          (a) within the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual, half yearly or quarterly results; or

          (b) within the period of 3 weeks immediately following the date of the extraordinary general meeting of the shareholders of the Company held on the 12th April 1995.

     (3) There shall be no monetary consideration for the grant of any Type B Option under the Scheme, and accordingly any such Option shall be granted by way of a certificate executed by the Company as a deed.

     (4)  Each such certificate shall:-

          (a)  specify the number of Shares which are subject to the Option;

          (b) specify the price at which any Share may be acquired by the exercise of the Option which shall be determined by the Board but shall be not less than the higher of:

               (i) the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of a Share, on the Grant Date; and

               (ii)  the nominal value of a Share;

          (c)  specify the Grant Date;

          (d)  specify that it is a Type B option;

          (e)  specify whether the Option is granted as a Super-Option;

          (f) specify the objective exercise conditions applicable to the Option;

          (g)  refer the Executive to all the provisions of the Scheme; and

          (h) subject as aforesaid, be given in such form and manner as the Board may from time to time prescribe.

     (5) No conditions imposed on the grant of any Type B Option pursuant to sub-clause (4) above may subsequently be varied or waived unless the Board, in its reasonable opinion, considers that such conditions are no longer a fair measure of the performance of the Participant and only then in a manner which, in the reasonable opinion of the Board:

          (a) would cause such conditions to be a fairer measure of the performance of the Participant; and

          (b) would not cause such conditions to be more difficult to satisfy than the original conditions were when the same were first set.

     (6) No Type B Option shall be granted if such grant would contravene the rules of any Relevant Securities Market or the provisions of any applicable regulation or enactment.

     (7) No Type B Option shall be granted to an Executive who is within the 2 years (or in the case of Super-Options, the 4 years) immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment.

     (8) Subject to Clause 11(4) below, a Type B Option granted under the Scheme to any person shall not be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudicated bankrupt.

     (9) Any Executive to whom a Type B Option is granted may by notice in writing to the Secretary of the Company within 14 days of the Grant Date disclaim in whole or in part his rights thereunder, and in such cast the Option shall pro tanto be deemed never to have been granted hereunder. No consideration shall be payable for any such disclaimer.


     10.  Limits
          ------

     (1) The number of Shares over which Type B Options may be granted under the Scheme (other than Super-Options) on any day shall not, when added to the aggregate of:-

          (a) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of Options granted under the Scheme (other than Super-Options) in the period of 10 years immediately preceding that day, and

          (b) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options (other than Super-Options) granted in that period under any other executive share option scheme adopted by the Company;

          exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

     (2) The number of Shares over which Type B Options may be granted under the Scheme on any day shall not, when added to the aggregate of:-

          (a) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of Options granted under the Scheme (including Type A Options) in the period of 10 years immediately preceding that day, and

          (b) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options granted in that period, or shall have been issued in that period otherwise than on the exercise of options, under any other employees' share scheme adopted by the Company;

          exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

     (3) The aggregate number of Shares ________ __________ Options may be granted under the Scheme from and including 12th April 1995 shall not exceed 5,000,000 (subject to any adjustments pursuant to clause 13(2)(e)).

     (4) No Type B Option shall be granted under the Scheme to any person on any day if such grant would have the result that the aggregate market value of Shares the subject of all Options granted to that person under the Scheme, when added to the aggregate market value of Shares the subject of any other options granted to that person under any other share option scheme (other than an SAYE scheme) of the Company, in each case within the 10 years preceding that date, and including (for the avoidance of doubt) any Shares the subject of options which have lapsed (for whatever reason), but excluding any Shares the subject of options which:

          (i)  have been exercised; or

          (ii)  are or were Super-Options,

          would exceed an amount equal to four times his relevant annual emoluments as at that day.

     (5) No Type B Option shall be granted as a Super-Option under the Scheme to any person if such grant would have the result that the aggregate market value of Shares the subject of all Options granted to that person under the Scheme when aggregated with the market value of any Shares put under option under any other share option scheme (other than an SAYE scheme) of the Company, in each case within the ten years preceding that day and including (for the avoidance of doubt) any Shares the subject of options which have lapsed (for whatever reason), would exceed an amount equal to eight times his relevant annual emoluments as at that day.

     (6) For the purposes of sub-clauses (1), (2), (4) and (5) above, no account shall be taken of any Shares issued or remaining issuable pursuant to options which were granted under any share option scheme of the Company prior to the Date of Listing or of any options to be satisfied by the transfer of existing Shares.

     (7)  For the purpose of sub-clauses (4) and (5) above:-

          (a) relevant annual emoluments of any person as at any day are the higher of such relevant emoluments (as defined in sub-paragraph
               (b) below) as would be payable to him in respect of a full year's service (calculated at the rate at which relevant emoluments are then payable to him) and the relevant emoluments paid to him in the period of 12 months immediately preceding that day;

          (b) relevant emoluments are such of the emoluments of the office or employment by virtue of which the person in question is eligible to participate in the Scheme and of any other office or employment held by him with the Company and any other Participating Company as are liable to be paid under deduction of tax pursuant to section 203 of the Taxes Act (pay-as-you-earn), after deducting from them amounts included by virtue of Chapter II of Part V of the Taxes Act 1998; and

          (c) the market value of Shares shall be calculated as at the time when the option relating to those Shares was granted or, in a case where an agreement relating to them has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement.

     (8) In the event that an Executive is not chargeable to tax under Case I of Schedule E, sub-clause (7) shall apply with the following paragraph substituted for paragraph (a):

               "(a)  relevant annual emoluments are such of the emoluments of the office or employment by virtue of which the person in question is eligible to participate in the Scheme and of any other office or employment held by him with the Company and any other Participating Company, excluding the value of any benefits and after deducting any pension contributions made by that person, and calculated in respect of a full year's service and by reference to the rate then payable to him; and"

     (9) No Type B Option shall be granted under the Scheme to any person who is a resident of the United States of America ("US") if, following such grant, the aggregate exercise price of all outstanding options held by Participants who are residents of the US, plus the aggregate purchase price of Shares issued in the 12 months preceding such grant upon exercise of options held by Participants who are U.S. residents, exceeds the limits set forth in paragraph (b)(5) of Rule 701 under the U.S. Securities Act of 1933, as amended (the "Act"). In determining the foregoing calculation, options granted and Shares issued to U.S. residents for which the Board has determined that there is available an exemption from registration under the Act other than Rule 701, shall not be counted.


     11.  Exercise of Type B Options
          --------------------------

     (1) The exercise of any Type B Option shall be effected by a notice which shall:-

          (a) specify the number of Shares in respect of which the Option is exercised in accordance with sub-clause (2) below, and

          (b) be accompanied by payment to the Company of an amount equal to the price at which the number of Shares so specified may be acquired by the exercise of the Option, and

          (c) unless the Board otherwise permits, be accompanied by the certificate issued in respect of the Option, and

          (d) subject as aforesaid, be given in such form and manner as the Board may from time to time prescribe.

3. Rule 11(2) shall be amended in respect of any Options granted on or after April 12, 1995 to read as follows:

     "(2) Subject to sub-clauses (4) and (7) below and to Clause 12 below, a notice exercising a Type B Option may not be given before the vesting date(s) specified in the certificate issued in respect of the Option."

          exercising a Type B Option may not be given unless the objective exercise conditions relating to that Option have been satisfied.

     (4) If any Participant ceases to be an Executive, all Type B Options then held by him shall lapse, except insofar as the Board (in its absolute discretion) shall approve otherwise. If the Board does give such approval, then subject always to Sub-Clause (3), the Participant shall be entitled to exercise such of his Type B Options as the Board shall have approved, provided that:

          (a) any notice exercising a Type B Option in such circumstances must (if at all) be given within 6 months of his ceasing to be an Executive, or if later, 42 months after the Grant Date (in the case of a Type B Option granted other than as a Super-Option) and 66 months after the Grant Date (in the case of a Type B Option granted as a Super-Option); and

          (b) any such exercise shall be subject to such other conditions (if any) as may be imposed by the Board.

     (5) A Participant shall not be treated for the purposes of sub-clause (4) above as ceasing to be an Executive until he ceases to be a full-time director or qualifying employee of the Company or any Subsidiary, and a Participant (being a woman) who ceases to be an Executive by reason of pregnancy or confinement and who:

          (a) exercises her right to return to work under section 45 of the Employment Protection (Consolidation) Act 1978 (or any similar right under the law governing her employment contract); or

          (b) otherwise returns to work in circumstances approved for this purpose by the Board;

          before exercising an Option under the Scheme shall be treated for those purposes as not having ceased to be an Executive.

     (6) Notwithstanding any other provision of the Scheme, a notice exercising a Type B Option granted under the Scheme may not be given later than 10 years after the Grant Date.

(7) A Participant shall not be eligible to give a notice exercising a Type B option under the Scheme at any time unless, subject to sub-clause (4) above, he is at that time an Executive.

     (8) Subject to sub-clause (10) below, within 30 days after a notice exercising an Option under the Scheme has been received by the Company the Board on behalf of the Company shall allot to the Participant or procure the transfer to him of the number of Shares specified in the notice.

     (9) As soon as reasonably practicable after allotting any Shares under the Scheme, the Board on behalf of the Company shall:-

          (a) issue to the participant a definitive share certificate in respect of the Shares so allotted,

          (b) apply for such Shares to be admitted to listing, quotation or dealing (as the case may be) on any Relevant Securities Market, and

          (c) if the Option remits partially unexercised, either amend the certificate issued to the Participant pursuant to Clause 9(4) above so as to indicate the number of Shares in respect of which the option may still be exercised, or issue to him a new certificate which shall contain all the information which would have been contained in such an amended certificate.

     (10) All Shares allotted or transferred pursuant to the exercise of Type B Options shall rank pari passu in all respects with the Shares for the time being in issue (save, in the case of allotted shares, as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise).


     12.  Takeover, Reconstruction and Winding-up
          ---------------------------------------

6.   Rule 12(1) is amended to read in full as follows:

     (1) In the event of a Change in Control, all outstanding Type B Options shall become immediately exercisable in full. For the purposes of this plan, a "Change in Control" shall mean any of the following:

     (a) any Person or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Company or any of its Affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the U.S. Securities Exchange Act of 1934), directly or indirectly, of securities representing thirty percent (30%) or more of the total number of votes that may be case for the election of directors of the Company;

     (b) there occurs any sale of all or substantially all of the assets of the Company;

     (c) within eighteen months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board;

     (d) proxies soliciting voting securities of the Company by persons other than the Company or its Board and within eighteen months thereafter individuals who were directors of the Company immediately prior to such transaction cease to constitute a majority of the Board;

     (e) any Person or "group", other than the Company or any of its Affiliates, obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

     (f) any Person or "group", other than the Company or any of its Affiliates, acquires all or the major part of the undertaking of the Company pursuant to a reorganization under Section 110 of the Insolvency Act of 1986.

     (g) "Change in Control" shall not include a change in legal domicile or any sale, reorganization, compromise or arrangement or other transaction which the Board determines in its discretion acting in good faith to be effected in order to change the legal domicile of the Company or the holding company of the Company's group of companies and which leaves control of the Company substantially unaffected or control of the holding company in the same hands as control of the Company prior to such transaction.

          For the purposes of this sub-clause 12(2) a new option shall be treated as equivalent if:

7.   A new Rule 12(2) is hereby added reading in full as follows:

     (2) If a Participant ceases to be an employee or director following a "Change in Control (as defined above), and if the Company's ordinary shares or ADSs are, following such change in control, traded on a major stock exchange or inter-dealer quotation system in the United States or elsewhere, any Options that were exercisable immediately before such cessation will continue to be exercisable for the full period during which they could be exercised in the absence of such cessation, except in the case of a sale of all or substantially all of the assets of the Company. In the event of the sale of all or substantially all of the assets of the Company, all outstanding Type B Options shall remain exercisable for a period of six months following such sale, or for such shorter period (but in no event less than 30 days), as may be provided in any arrangement for the liquidation of the Company.

     body corporate ("the Acquiring Company"), any Participant may at any time during the period of six months following the date of the Change in Control by agreement with the Acquiring Company release any Type B Option granted under the Scheme which has not lapsed ("the Old Option") in consideration of the grant to him of an option ("the New Option") which is equivalent (as defined below) to the Old Option but relates to shares in the Acquiring Company.

     For the purposes of this sub-clause 12(3), the New Option shall be regarded as equivalent to the Old Option if the date of grant is deemed to be the same date as the Date of Grant of the Old Option; and (save as provided in the Rules and save for the number and description of the shares subject to the New Option) the other rights and terms attaching to the New Option are as nearly as practicable the same as those attaching to the Old Option.

     If the Option Holder does not release or exercise his Old Option pursuant to the provisions of this Rule 12 then all Old Options held by him shall lapse.

     With effect from the date on which an Option Holder releases the Old Option in consideration of the grant to him of the New Option, Rules 11(1)(8)(9)(10), 12, 13 and 15(1) shall, in relation to the New Option, be construed for the purposes of that New Option as if references directly or indirectly to "the Company", "the Board" and "Shares" were references to the Acquiring Company, the board of directors of the Acquiring Company and shares in the capital of the Acquiring Company.

     If, in accordance with this sub-clause, an Old Option is released and a New Option granted, the New Option shall not be exercisable by virtue of the Change in Control but shall be exercisable from the date on which the Old Option would otherwise have become exercisable in accordance with these Rules if there had been no Change in Control until the day when the Old Option would otherwise have lapsed in accordance with these Rules if there had been no Change in Control.

     (4) The Board shall as soon as practicable after becoming aware of a Change in Control notify all Participants of the Change in Control and of any offer made or likely to be made by the Acquiring Company under sub-clause (3) above or otherwise.

     13.  Variation of Capital
          --------------------

     (1) In the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue, or subdivision, consolidation or reduction, the Board may make such adjustments as it considers appropriate under sub-clause (2) below.

     (2) An adjustment made under this sub-clause shall be to one or more of the follows:-

          (a) the number of Shares in respect of which any Type B Option granted under the Scheme may be exercised;

          (b) the price at which Shares may be acquired by the exercise of any such Option;

          (c) subject to sub-clause (5) below, any other term of any such Option;

          (d) where any such Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired; or

          (e) the aggregate number of Shares over which Options may be granted pursuant to Clause 10(3).

     (3) Except in the case of a capitalisation issue, no adjustment under sub-clause (2) above shall be made without the prior confirmation in writing by the auditors for the time being of the Company that it is in their opinion fair and reasonable.

     (4) An adjustment under sub-clause (2) above may have the effect of reducing the price at which each Share may be acquired by the exercise of a Type B Option to less than the nominal value of such Share, but only if and to the extent that the Board shall be authorised by the members of the Company to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of each Share in respect of which the Option is exercised and which is to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such Share; and so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

     (5) As soon as reasonably practicable after making any adjustment under sub-clause (2) above, the Board shall give notice in writing thereof to any Participant affected thereby.

     14. Alterations
         -----------

     (1) Subject to sub-clause (2) and (3) below, the Board may at any time alter or add to all or any of the provisions of this Part B, the Scheme, or the terms of any Type B Option granted under it, in any respect.

     (2) No alteration or addition (other than an alteration or addition which would, if made in respect of Part A of the Scheme, fall within clause 7(3) above) shall be made under sub-clause (1) above to the provisions of Clauses 9(1), 9(2), 9(3), 9(4)(b), 9(5), 10, 11(2), 11(3), 11(4),
          11(5), 11(6), 12, 13(1), 13(2), 13(3) and 13(5) above, or of this
          Clause, without the prior approval by ordinary resolution of the members of the Company in general meeting.

     (3) No alteration or addition to the disadvantage of any Participant shall be made under sub-clause (1) above unless:-

          (a) the Board shall have invited every such Participant to give an indication as to whether or not he approves the alteration or addition; and

          (b) the alteration or addition is approved by a majority of those Participants who have given such an indication.

     (4) As soon as reasonably practicable after making any alteration or addition under sub-clause (1) above, the Board shall give notice in writing thereof to any Participant affected thereby.


     15.  Miscellaneous
          -------------

     (1) The Company shall at all times keep available such number of authorised but unissued Shares as the Board may consider sufficient for the purposes of the Scheme.

     (2) The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary shall not be affected by his participation in the Scheme or any right which he may have to participate therein and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Scheme as a result of such termination.

     (3) The Board may from time to time vary such rules and regulations not inconsistent herewith and establish such procedures and trusts and trust companies for administration and implementation of the Scheme as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Board shall be final and binding upon all persons.

     (4) In any matter in which they are required to act under the Scheme, the auditors of the Company shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950 to 1979 shall not apply hereto.

     (5) It is hereby certified that the grant of any option under the Scheme shall not constitute a transaction forming part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds (Pounds)30,000.

     (6) Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or a Subsidiary, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.